Exhibit 10.8(v)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

TP SPE LLC

c/o Jay Paul Company,

Four Embarcadero Center, Suite 3620

San Francisco, California 94111

September 25, 2012

Certified Mail

Return receipt requested

Synopsys, Inc.

700 E. Middlefield Road

Mountain View, CA 94043

Re:	Lease of Space at 445 and 455 N. Mary Avenue, Sunnyvale, California (the “Building”)

Ladies and Gentlemen:

The undersigned is the owner of the Building and the landlord under your lease of space in the Building (your “Lease”).

By this letter, you are hereby directed (1) to make all checks, in payment of rent and other sums due to the landlord under your lease, payable to the order of “TP SPE LLC, for the benefit of German American Capital Corporation, as beneficiary, Account No. [*]”, and (2) to deliver such checks or otherwise make such payments as follows:

By Wire:

Bank Name:	Wells Fargo Bank, NA
ABA Number:	[*]
Account Number:	[*]
Account Name:	Deposit Account for German American Capital Corporation, as Beneficiary of TP SPE LLC

The foregoing direction is irrevocable, except with the written consent of our beneficiary, German American Capital Corporation (or its successors or assigns), notwithstanding any future contrary request or direction from the undersigned or any other person (other than German American Capital Corporation (or its successors or assigns)). Thank you for your cooperation.

Very truly yours,

TP SPE LLC

By	/s/ Phillip A. Verinsky
	Name:	Phillip A. Verinsky
	Title:	Authorized Signer

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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